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                                                                 EXHIBIT 10.9.2


                               AMENDMENT NUMBER 2
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                        LORAL SPACE & COMMUNICATIONS LTD.
                                       AND
                               BERNARD L. SCHWARTZ

         This Amendment (the "Amendment") to the Employment Agreement dated as of April 5, 1996 (the "Employment Agreement") between Loral Space & Communications Ltd., a Bermuda company (the "Company"), and Bernard L. Schwartz ("Schwartz") is entered into as of July 18, 2000.

         WHEREAS, the Company and Schwartz are presently parties to the Employment Agreement; and

         WHEREAS, the Company and Schwartz desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, effective as of the date hereof, the Employment Agreement is hereby amended as follows:

         1. Section 2 of the Employment Agreement is amended to read as follows:

                  "2. Term. This Agreement shall have a term commencing on April 5, 1996 and ending on the tenth anniversary of the date on which the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were distributed to the record holders of the common stock of Loral Corporation, a New York corporation (the "Distribution Date")."

         2. Section 4(d) of the Employment Agreement is amended to read as follows:

                  "(d) A change in control of the Company shall be deemed to have occurred upon the occurrence of the events described in paragraphs 1, 2, 3 or 4 below:

                           (1) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding common stock (the "Outstanding Company Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a
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                  change in control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (iii) of subsection (3) of this Section 4(d); or

                           (2) Individuals who, as of July 18, 2000, constitute
                  the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 13, 2000 whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (3) Consummation of a reorganization, consolidation,
                  merger or sale of substantially all of the assets of the Company (a "Corporate Event"), unless, following such Corporate Event, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Event beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person, other than an employee benefit plan (or related trust) of the Company, beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding common stock of the corporation resulting from such Corporate Event or the combined voting power of the then outstanding voting securities of such corporation and
                  (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for or approving such Corporate Event; or

                           (4) Approval by the shareholders of the Company of a
                  complete liquidation or dissolution of the Company."
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         3.  Section 15 of the Employment Agreement is amended to read as follows:

                  "15.  Assignment.

                  (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights of Schwartz under this Agreement shall inure to the benefit of his personal representatives.

                  (b) The Company and Schwartz hereby acknowledge that, since the effective date of this Agreement, Schwartz has been employed by Loral SpaceCom Corporation, a Delaware corporation ("SpaceCom"), and that all of the Company's obligations to Schwartz under this Agreement have been paid by SpaceCom. The Company and Schwartz hereby agree that all of the obligations of the Company under this Agreement are hereby assigned to SpaceCom, and SpaceCom and Schwartz consent to such assignment."

                  Except as provided herein, the terms of the Employment Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of July 18, 2000.

                                   LORAL SPACE & COMMUNICATIONS LTD.


                                   By:  /s/ Avi Katz
                                        ---------------------------------------
                                        Name:  Avi Katz
                                        Title:  Vice President, General Counsel
                                                     and Secretary



                                    /s/ Bernard L. Schwartz
                                        ---------------------------------------
                                        BERNARD L. SCHWARTZ


                                   LORAL SPACECOM CORPORATION


                                   By:  /s/ Avi Katz
                                        ---------------------------------------
                                        Name:  Avi Katz
                                        Title:  Vice President, General Counsel
                                                     and Secretary